EXHIBIT 23.2

                         Consent of Arthur Andersen LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 22, 1998 on the supplemental consolidated financial statements of MedQuist Inc. and Subsidiaries included in the S-3 Registration Statement of MedQuist Inc. and our report dated September 18, 1998 on the restated consolidated financial statements of MedQuist Inc. and Subsidiaries included in Item 5 in MedQuist Inc.'s Form 10-Q for the period ended September 30, 1998, and to all references to our Firm included in this registration statement.


                                                     /s/ ARTHUR ANDERSEN LLP
                                                     --------------------------

Philadelphia, PA
December 22, 1998